UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

Light & Wonder, Inc.
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation)	(IRS Employer
Identification No.)
001-11693
(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

☐          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed by Light & Wonder, Inc. (the “Company”) to amend the Current Report on Form 8-K filed by the Company on June 13, 2023 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s annual meeting of stockholders held on June 7, 2023 (the “Annual Meeting”). The sole purpose of this Amendment is to provide the Company’s decision with respect to the frequency of future advisory votes on the compensation of the Company’s named executive officers. This Amendment does not amend, modify, or supplement the Original Form 8-K in any other respect.

Item 5.07. Submission of Matters to a Vote of Securities Holders

Consistent with the recommendation of the Board of Directors of the Company (the “Board”) as set forth in the Company’s proxy statement for the Annual Meeting and the vote of the Company’s stockholders at such meeting, the Board will conduct an advisory stockholder vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers, which is expected to be held at the Company’s 2029 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHT & WONDER, INC.

Date: June 20, 2023	By:	/s/ Constance P. James
Name: Constance P. James
Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary